AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 2005
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             _______________________


                             PLAYTEX PRODUCTS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                  51-0312772
  (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)


                              300 NYALA FARMS ROAD
                           WESTPORT, CONNECTICUT 06880

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                     PLAYTEX PRODUCTS, INC. STOCK AWARD PLAN
 PLAYTEX 2003 STOCK OPTION PLAN FOR DIRECTORS AND EXECUTIVE AND KEY EMPLOYEES OF
                             PLAYTEX PRODUCTS, INC.
                            (Full title of the plan)


                            PAUL E. YESTRUMSKAS, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             PLAYTEX PRODUCTS, INC.
                              300 NYALA FARMS ROAD
                           WESTPORT, CONNECTICUT 06880
                                 (203) 341-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

            __________________________________________________________
                         CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                               PROPOSED
                                                               MAXIMUM      PROPOSED MAXIMUM
                                            AMOUNT TO BE    OFFERING PRICE      AGGREGATE         AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED     REGISTERED(1)       PER UNIT     OFFERING PRICE(4)  REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share      4,000,000        $10.82 (2)     $43,280,000.00      $5,094.06
issuable under the Stock Award Plan
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share      2,000,000        $10.88 (3)     $21,760,000.00      $2,561.16
issuable under the 2003 Stock Option Plan
---------------------------------------------------------------------------------------------------------------
Total                                        6,000,000                       $65,040,000.00      $7,655.22
---------------------------------------------------------------------------------------------------------------

(1) 4,000,000 shares under the Stock Award Plan and 2,000,000 shares under the 2003 Stock Option Plan, plus such additional shares of Common Stock as may be issueable pursuant to adjustments for dividends, splits, combinations or other changes or recapitalizations or similar transactions.
(2) The Proposed Maximum Offering Price was determined with respect to the Stock Award Plan, by averaging the high and low prices of the Common Stock of Playtex Products, Inc. ("PYX") as reported by the New York Stock Exchange on June 6, 2005.
(3) The Proposed Maximum Offering Price was determined, with respect to the 2003 Stock Option Plan, by taking the closing price of the Common Stock $0.01 per share par value ("Common Stock"), of Playtex Products, Inc. ("PYX") as reported by the New York Stock Exchange on June 6, 2005.
(4) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

         Playtex Products, Inc. (the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, (the "Securities Act"), (i) to register 4,000,000 shares of its common stock that are reserved for issuance under our Playtex Products, Inc. Stock Award Plan and (ii) to increase by 2,000,000 the number of shares registered under the Playtex 2003 Stock Option Plan for Directors and Executive and Key Employees of Playtex Products, Inc. (previously known as the Playtex 1994 Stock Option Plan for Directors and Executive and Key Employees of Playtex Products, Inc.) (the Stock Award Plan and the 2003 Stock Option Plan together called "the Plans")

         Pursuant to General Instruction E of Form S-8, the contents of (i) the Registration Statement on Form S-8 (File No. 333-74586) previously filed by Playtex Products, Inc. with the Securities and Exchange Commission on December 5, 2001 (ii) the Registration Statement on Form S-8 (File No. 333-32114) previously filed by Playtex Products, Inc. with the Securities and Exchange Commission on March 10, 2000 (iii) the Registration Statement on Form S-8 (File No. 333-48461) previously filed by Playtex Products, Inc. with the Securities and Exchange Commission on March 23, 1998 and (iv) the Registration Statement on Form S-8 (File No. 333-31703) previously filed by Playtex Products, Inc., with the Securities and Exchange Commission on July 21, 1997, are hereby incorporated by reference in this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act. The information required in this
Section 10(a) prospectus is included in documents being maintained by the Company and being delivered to participants under the Plans as required by Part I of Form S-8 and by Rule 428 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2004.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended April 2, 2005.

         3. The Company's Current Reports on Form 8-K filed on January 25, 2005 and March 30, 2005.

         4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (File No. 33-71512).

         In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

           NOT APPLICABLE

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of the Company's Common Stock being registered pursuant hereto has been passed upon by Paul E. Yestrumskas, Vice President, General Counsel and Secretary of the Company. Mr. Yestrumskas beneficially owns 9,500 shares of the Company's Common Stock and underlying vested options for 158,334 shares of the Company's Common Stock, and is eligible to receive awards under the Plans.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys' fees) incurred by him in connection with any proceeding brought by or on behalf of the corporation and against judgments, fines, settlements and reasonable expenses (including attorneys' fees) incurred by him in connection with any other proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation.

         Section 8 of the Company's restated certificate of incorporation and
Section 13.1 of the Company's by-laws provide that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, or was a director or officer of the Company or is or was serving at the written request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney's fees) reasonably incurred by such person; provided, however, that we shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our board of directors.

         Section 102 of the DGCL permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relate to unlawful payments of dividends or unlawful stock repurchase or redemptions, and
(iv) any transaction from which the director derived an improper personal benefit.

         Section 7 of the Company's restated certificate of incorporation limits the personal liability of our directors to the fullest extent permitted by paragraph (7) of subsection (b) of section 102 of the DGCL.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         In addition, the Company maintains directors' and officers' liability insurance for the benefit of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         NOT APPLICABLE

ITEM 8.  EXHIBITS.

3.1 Restated Certificate of Incorporation, as amended through June 6, 1995. (Incorporated herein by reference to Exhibit 3.2 of the Company's Form 8-K, dated June 6, 1995.)

3.2 By-laws of the Company, as amended through May 31, 2001. (Incorporated herein by reference to Exhibit 3 of the Company's Form 10-Q for the period ended June 30, 2001, dated August 14, 2001.)

3.3 Playtex Products, Inc. Stock Award Plan (Incorporated by reference from the definitive Proxy Statement on Form DEF 14A filed on April 8,
         2005).

3.4 Playtex Products, Inc. 2003 Stock Option Plan (Incorporated by reference from the definitive Proxy Statement on Form DEF 14A filed on April 8, 2003)

5.1      Opinion of Paul E. Yestrumskas.

23.1     Consent of Paul E. Yestrumskas (included in Exhibit 5.1).

23.2     Consent of KPMG LLP.

24       Power of Attorney (included on signature pages of this Part II).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                      SIGNATURES OF PLAYTEX PRODUCTS, INC.

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westport, State of Connecticut, on June 9, 2005.


                                   PLAYTEX PRODUCTS, INC.


                                   By:   /s/ Paul E. Yestrumskas
                                         ---------------------------------------
                                         Name:   Paul E. Yestrumskas
                                         Title:  Vice President, General Counsel
                                                 and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Playtex Products, Inc. hereby constitutes and appoints Paul E. Yestrumskas and Kris J. Kelley, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated effective June 9, 2005.

        SIGNATURE                                       TITLE
------------------------------   ----------------------------------------------------


/s/ Douglas D. Wheat
------------------------------
Douglas D. Wheat                 Chairman of the Board and Director


/s/ Neil P. DeFeo
------------------------------
Neil P. DeFeo                    President, Chief Executive Officer and Director
                                 (Principal Executive Officer)


/s/ Kris J. Kelley
------------------------------
Kris J. Kelley                   Executive Vice President and Chief Financial Officer
                                 (Principal Financial and Accounting Officer)



------------------------------
Herbert M. Baum                  Director



------------------------------
Michael R. Eisenson              Director


/s/ Ronald B. Gordon
------------------------------
Ronald B. Gordon                 Director


/s/ Robert B. Haas
------------------------------
Robert B. Haas                   Director


/s/ R. Jeffrey Harris
------------------------------
R. Jeffrey Harris                Director

        SIGNATURE                                       TITLE
------------------------------   ----------------------------------------------------


/s/ C. Ann Merrifield
------------------------------
C. Ann Merrifield                Director


/s/ Susan R. Nowakowski
------------------------------
Susan R. Nowakowski              Director


/s/ Todd D. Robichaux
------------------------------
Todd D. Robichaux                Director

                                  EXHIBIT INDEX

EXHIBIT    DESCRIPTION
-------    -----------

3.1 Restated Certificate of Incorporation, as amended through June 6, 1995. (Incorporated herein by reference to Exhibit 3.2 of the Company's Form 8-K, dated June 6, 1995.)

3.2 By-laws of the Company, as amended through May 31, 2001. (Incorporated herein by reference to Exhibit 3 of the Company's Form 10-Q for the period ended June 30, 2001, dated August 14, 2001.)

3.3 Playtex Products, Inc. Stock Award Plan (Incorporated by reference from the definitive Proxy Statement on Form DEF 14A filed on April 8,
         2005).

3.4 Playtex Products, Inc. 2003 Stock Option Plan (Incorporated by reference from the definitive Proxy Statement on Form DEF 14A filed on April 8, 2003)

5.1      Opinion of Paul E. Yestrumskas.

23.1     Consent of Paul E. Yestrumskas (included in Exhibit 5.1).

23.2     Consent of KPMG LLP.

24       Power of Attorney (included on signature pages of this Part II).